POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Todd Molz, Martin Boskovich, Jamie Toothman, Philip McDermott and each of them, his or her true and lawful attorney-in-fact as agent with full power of substitution and resubstitution for him/ her in his/her name, place, and stead, to sign any and all registration statements applicable to Oaktree Funds and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Robin A. Ferracone
Robin A. Ferracone
Trustee

/s/ R. Gregory Morgan
R. Gregory Morgan
Trustee

/s/ Randolph W. Westerfield
Randolph W. Westerfield
Trustee

/s/ John Frank
John Frank
Trustee

Dated: December 12, 2014